Exhibit 99.1

TSS, INC. REPORTS THIRD QUARTER 2022 RESULTS

ROUND ROCK, TX – November 14, 2022 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its third quarter ended September 30, 2022.

Third Quarter Highlights (unaudited):

●	Third quarter 2022 revenue of $8.1 million compared with $4.6 million in the third quarter of 2021.
●	Gross margin of 34% in the third quarter of 2022 compared with 42% in the third quarter of 2021.
●	Operating income of $871,000 in the third quarter of 2022 compared to operating income of $228,000 in the third quarter of 2021.
●	Net income of $605,000 or $0.03 per share in the third quarter of 2022 compared to net income of $123,000 or $0.01 per share in the third quarter of 2021.
●	Adjusted EBITDA income of $1,043,000 in the third quarter of 2022 compared with Adjusted EBITDA income of $476,000 in the third quarter of 2021.

Year-to-date Highlights (unaudited):

●	2022 revenue of $19.7 million compared with $12.8 million in 2021. Reseller revenues were $5.6 million in 2022 compared to $3.0 million in 2021.
●	Gross margin of 36% in 2022 and 2021.
●	Operating income of $1,637,000 compared to an operating loss of $730,000 in 2021.
●	Net income of $1,068,000 or $0.05 per share in 2022 compared to a net loss of $1,032,000 or $(0.06) per share in 2021.
●	Adjusted EBITDA income of $2,202,000 in 2022 compared with Adjusted EBITDA income of $36,000 in 2021.

Prior to this earnings release, TSS announced the appointment of Darryll Dewan as President and CEO. Dewan commented, “I am looking forward to furthering my understanding of our business. It is clear the third quarter results reflect growth across all of our business units and strong net income and adjusted EBITDA. We expect to see strong demand continue into the fourth quarter. I will communicate further with our investors as I gain greater insight into our long-term strategy and investments we may consider in our business to maintain and expand our leadership in the data center infrastructure and IT services sectors.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the third quarter 2022 financial results for Monday, November 14, 2022, at 4:30 PM Eastern. To participate on the conference call, please dial 1-888-596-4144 toll free from the U.S., or 1-646-968-2525 for international callers. The event ID number is 3130474. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately four hours after the conclusion of the call and will be made available until December 14, 2022. The audio replay can be accessed at the following url: EVENT | ECHO PLAYBACK (registrations.events)

The conference ID to access the digital playback is 3130474. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$9,605	$7,992
Contract and other receivables, net	3,046	1,846
Costs and estimated earnings in excess of billings on uncompleted contracts	3,098	573
Inventories, net	1,739	847
Prepaid expenses and other current assets	291	550
Total current assets	17,779	11,808
Property and equipment, net	314	281
Lease right-of-use assets	5,050	5,566
Goodwill	780	780
Intangible assets, net	58	126
Other assets	908	720
Total assets	$24,889	$19,281
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$11,619	$7,016
Deferred revenues	4,274	2,435
Current portion of long-term borrowings	-	2,023
Current portion of lease liabilities	621	644
Total current liabilities	16,514	12,118
Non-current portion of lease liabilities	4,469	4,938
Non-current portion of deferred revenues	-	22
Total liabilities	20,983	17,078
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at September 30, 2022 and December 31, 2021; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at September 30, 2022 and December 31, 2021: 22,917 and 20,286 shares issued at September 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	71,299	70,584
Treasury stock 1,572 and 1,424 shares at cost at September 30, 2022 and December 31, 2021, respectively	(2,151)	(2,071)
Accumulated deficit	(65,244)	(66,312)
Total stockholders' equity	3,906	2,203
Total liabilities and stockholders’ equity	$24,889	$19,281

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Results of Operations:
Revenue	$8,077	$4,587	$19,690	$12,825
Cost of revenue	5,312	2,666	12,647	8,147
Gross profit	2,675	1,921	7,043	4,678

Operating expenses:
Selling, general and administrative expenses	1,826	1,560	5,158	5,002
Depreciation and amortization	68	133	248	406
Total operating costs	1,894	1,693	5,406	5,408
Income (loss) from operations	871	228	1,637	(730)
Interest income (expense), net	(255)	(83)	(537)	(271)
Income (loss) from operations before income taxes	616	145	1,100	(1,001)
Income tax expense	11	22	32	31
Net income (loss)	$605	$123	$1,068	$(1,032)

Basic net income (loss) per share:	$0.03	$0.01	$0.05	$(0.06)
Diluted net income (loss) per share:	$0.03	$0.01	$0.05	$(0.06)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net income (loss)	$605	$123	$1,068	$(1,032)

Interest expense (income), net	255	83	537	271
Depreciation and amortization	68	133	248	406
Income tax expense	11	22	32	31
EBITDA profit (loss)	$939	$361	$1,885	$(324)
	104	115	317	360
Stock based compensation
Adjusted EBITDA profit	$1,043	$476	$2,202	$36